UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       July 14, 2000
                                                -------------------------------


                          NORTH BANCSHARES,INC.
-------------------------------------------------------------------------------
      (Exact  name  of  registrant  as  specified  in its  Charter)

  Delaware                  0-22800                            36-3915073
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(State  or  other  (commission  file  number)                  (IRS  Employer
jurisdiction  of                                                Identification
incorporation)                                                  number)

100 West North Avenue, Chicago, Illinois                        60610
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (312) 664-4320
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                                   N/A
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         Former name or former address, if changed since last report)

Item 5.  Other Events

         On July 14, 2000, the Registrant issued the attached press release.


Item 7.  Financial  Statements and Exhibits
         (a) Exhibits 1.
         Press Release, dated July 14, 2000, regarding second quarter 2000 earnings and a quarterly dividend.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 NORTH BANCSHARES, INC.
                                                 (Registrant)




Date: July 14, 2000                               /S/ Joseph A. Graber
      -------------                               --------------------
                                                  Joseph A. Graber
                                                  President and
                                                  Chief Executive Officer

                                     EXHIBIT

             NORTH BANCSHARES, INC.        NEWS
             100 West North Avenue at Clark Chicago, Illinois 60610 312-664-4320


REALEASE:    IMMEDIATELY

CONTACT:     Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
             (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             SECOND QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, JULY 14, 2000, - North Bancshares, Inc., the holding company of North Federal Savings Bank today announced diluted earnings per share of $.87 for the quarter ended June 30, 2000, an improvement of $.75 per share, from $.12 per share for the quarter ended June 30, 1999. Net income for the quarter ended June 30, 2000 amounted to $1,033,000, an increase of $883,000, from $150,000 for the quarter ended June 30, 1999. The improvement in earnings per share and net income was primarily related to a $1.3 million gain on the sale of real estate, partially offset by a $212,000 increase in income tax expense and a $139,000 decrease in gain on the sale of investment securities available for sale.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on August 15, 2000 to stockholders of record as of August 1, 2000.

         Net interest income, before provision for loan losses, increased by $5,000 to $881,000 for the quarter ended June 30, 2000, compared with $876,000 for the quarter ended June 30, 1999.

         Non-interest income amounted to $1.3 million for the quarter ended June 30, 2000 compared with $119,000 for the quarter ended June 30, 1999. The increase was primarily attributable to $1.3 million gain on the sale of real estate in 2000. In addition, there was a $139,000 decrease in gain on the sale of investment securities available for sale due to portfolio reatructuring and a $24,000 increase in other than temporary decline in value of securities available for sale partially offset by a $6,000 increase in fees and service charges and other non-interest income.

         Non-interest expense increased by $56,000 to $799,000 for the quarter ended June 30, 2000 compared with $743,000 for the quarter ended June 30, 1999. The increase was primarily attributable to a $34,000 increase in compensation and benefits expense related to increased salaries and benefits expense. In addition, there was a $17,000 increase in professional fees primarily related to the sale of the Bank's parking facility.

         Income tax expense amounted to $306,000 for the quarter ended June 30, 2000 compared with $94,000 for the quarter ended June 30, 1999. The increase in income tax expense was primarily due to increased income before taxes. The effective tax rate was 22.9% for the quarter ended June 30, 2000 compared with 38.5% for the quarter ended June 30, 1999. The effective tax rate for the quarter ended June 30, 2000 is lower due primarily to the utilization of capital loss carryforwards which had been previously reserved for and would have expired at the end of this fiscal year.

         Net loans receivable totaled $91.2 million at June 30, 2000 compared with $89.0 million at December 31, 1999. The $2.2 million increase was due primarily to $1.4 million in multi-family and commercial real estate loans closed and $1.2 million in commercial and multi-family participation loans closed during the period. At June 30, 2000, the Bank had $3.5 million in loan applications pending approval or closing and $1.8 in unused lines of credit.

                                     -MORE--

The allowance for loan losses to loans receivable increased to 0.29% at June 30, 2000 from 0.26% at December 31, 1999 and amounted to $262,000. The increase in the allowance reflects the changing composition of the loan portfolio and general economic conditions. There were no loans delinquent 90 days or more at June 30, 2000.

         Total deposits amounted to $81.1 million at June 30, 2000 compared with $76.5 million at December 31, 1999. The $4.6 million increase was primarily attributable to an increase in certificates of deposit. The increase in certificates was primarily due to the use of brokered certificates of deposit as a funding source for short term construction and commercial real estate loans and to reduce borrowed funds. Non-interest bearing checking balances increased $1.0 million to $3.3 million at June 30, 2000 from $2.3 million at December 31, 1999.

         Borrowed funds decreased $4.8 million to $36.3 million at June 30, 2000 from $41.1 million at December 31, 1999. The decrease was primarily due to repayment of FHLB advances which were called prior to maturity.

         Stockholders' equity was $12.0 million at June 30, 2000 compared with $11.3 million at December 31, 1999. The increase was primarily attributable to net income for the six month period which was partially offset by $267,000 in dividend payments. In addition, there was a $167,000 increase in treasury stock.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "During the quarter we continued the restructuring of our balance sheet with the sale of our parking facility, increased multi-family and commercial real estate lending and the sale of some investment securities. We continue to grow our non-interest bearing personal and small business checking accounts and have made use of the brokered certificate of deposit market as a funding source for shorter term construction and commercial real estate loans." He added, "Although it now appears that interest rates are close to peaking we will continue to experience pressure on our margins for the balance of the year."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 47 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of Lincoln Park Chamber of Commerce, Old Town Chamber of Commerce and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                         (FINANCIAL STATEMENTS ATTACHED)

                                    --MORE--



                                                       NORTH BANCSHARES, INC.
                                           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                  (IN THOUSANDS, EXCEPT SHARE DATA)
                                                            (UNAUDITED)

ASSETS                                                                    JUNE 30, 2000    DEC 31, 1999
Cash and due from Banks                                                         $ 1,553         $ 1,712
Interest-bearing deposits                                                         1,373           1,260
Federal funds sold                                                                2,163           2,439
Investment in dollar denominated mutual funds                                     1,389             466
--------------------------------------------------------------------------------------- ---------------
   TOTAL CASH AND CASH EQUIVALENTS                                                6,478           5,877
Investment securities available for sale                                         16,854          17,050
Mortgage-backed securities available for sale                                    13,910          14,528
Stock in Federal Home Loan Bank of Chicago                                        1,805           2,205
Loans receivable, net of allowance for loan losses  of $262 at June
  30, 2000 and $231 at December 31, 1999                                         91,175          88,989
Accrued interest receivable                                                         951             965
Premises and equipment, net                                                         812           1,033
Other assets                                                                        179              42
--------------------------------------------------------------------------------------- ---------------
   TOTAL ASSETS                                                                 132,164         130,689
--------------------------------------------------------------------------------------- ---------------

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------- ---------------
Deposit accounts                                                                 81,131          76,506
Borrowed Funds                                                                   36,265          41,100
Advance payments by borrowers for taxes and insurance                             1,140           1,092
Accrued interest payable and other liabilities                                    1,672             738
--------------------------------------------------------------------------------------- ---------------
   TOTAL LIABILITIES                                                            120,208         119,436
--------------------------------------------------------------------------------------- ---------------

Preferred stock, $.01 par value. Authorized 500,000 shares; none
  outstanding                                                                         -               -
Common stock, $.01 par value. Authorized 3,500,000 shares; issued
  1,914,075 shares                                                                   19              19
Additional paid in capital                                                       13,258          13,393
Retained earnings, substantially restricted                                      11,994          11,115
Treasury stock, at cost (715,588 shares at June 30, 2000 and
  682,868 shares at December 31, 1999)                                          (11,192)        (11,025)
Accumulated other comprehensive loss                                             (1,845)         (1,916)
Common stock acquired by Employee Stock Ownership Plan                             (278)           (333)
--------------------------------------------------------------------------------------- ---------------
   TOTAL STOCKHOLDERS' EQUITY                                                    11,956          11,253
--------------------------------------------------------------------------------------- ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $132,164        $130,689
--------------------------------------------------------------------------------------- ---------------


                                                                        --MORE--


                                                       NORTH BANCSHARES, INC.
                                           CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                   THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                                        JUNE 30,                      JUNE 30,
                                                                                    2000          1999           2000          1999
INTEREST INCOME:
  Loans receivable                                                                $1,690        $1,556         $3,347        $3,084
  Interest-bearing deposits and federal funds sold                                    59            51             98           131
  Investment securities available for sale                                           314           304            616           556
  Mortgage-backed securities available for sale                                      226           242            456           472
  Investment in mutual funds                                                           5             3             11            16
  Dividends on FHLB stock                                                             36            31             77            60
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                                              2,330         2,187          4,605         4,319
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                                   877           804          1,717         1,601
  Borrowed funds                                                                     572           507          1,130           977
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                                             1,449         1,311          2,847         2,578
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                                 881           876          1,758         1,741
PROVISION FOR LOAN LOSSES                                                             27             8             31             8
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                  854           868          1,727         1,733
-----------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain (loss) on sale of investment securities available for sale                   (90)            49           (90)            82
  Other than temporary decline in value of securities available for sale            (24)             -           (24)             -
  Gain on sale of real estate                                                      1,322             -          1,322             -
  Fees and service charges                                                            70            65            149           142
  Other                                                                                6             5             10             9
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                                          1,284           119          1,367           233
-----------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                                          429           395            850           795
  Occupancy expense                                                                  111           107            241           219
  Professional fees                                                                   66            49            115            92
  Data processing                                                                     55            52            104           103
  Advertising and promotion                                                           41            38             85            61
  Federal deposit insurance premium                                                    4             2              8            11
  Other                                                                               93           100            182           170
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                                           799           743          1,585         1,451
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                         1,339           244          1,509           515
INCOME TAX EXPENSE                                                                   306            94            363           189
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                         1,033           150          1,146           326
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
  Basic                                                                              .88           .12            .97           .27
  Diluted                                                                            .87           .12            .96           .26
-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING:
  Basic                                                                        1,171,405     1,196,851      1,181,380     1,204,731
  Diluted                                                                      1,180,442     1,248,706      1,190,906     1,254,032
-----------------------------------------------------------------------------------------------------------------------------------

                                                                        --MORE--


SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                                   THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                                        JUNE 30,                   JUNE 30,
                                                                                     2000      1999             2000        1999

PERFORMANCE RATIOS:
--------------------------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)                    3.12%     0.47%           1.74%       0.51%
Interest rate spread information:
 Average during period (1)                                                            2.16      2.26            2.18        2.28
 End of period (1)                                                                    2.20      2.37            2.20        2.37
Net interest margin (1)                                                               2.70      2.80            2.71        2.81
Ratio of operating expenses to average assets (1)                                     2.41      2.31            2.41        2.28
Efficiency ratio                                                                       .37       .75             .51         .74
Ratio of average interest-earning assets to average interest-bearing
 liabilities                                                                        112.33    112.87          112.13      112.84
--------------------------------------------------------------------------------------------------------------------------------

                                                                                    JUNE 30, 2000    DECEMBER 31, 1999
ASSET QUALITY RATIOS:
----------------------------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                                   0.00                    0.00
Allowance for loan losses to non-performing loans                                        N/A                     N/A
Allowance for loan losses to loans receivable                                           0.29                    0.26
CAPITAL RATIOS:
----------------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                                    9.05                    8.61
Average Stockholders' equity to average assets                                          8.62                    9.56
Return on Stockholders' equity (ratio of net income to average
 equity) (1)                                                                           20.19                    4.36
Shares outstanding-actual                                                          1,198,487               1,231,207
Book value per share                                                                    9.98                    9.14
Number of full service offices                                                             2                       2
----------------------------------------------------------------------------------------------------------------------

(1) Annualized for the three and six month periods presented.